Filed Pursuant to Rule 424(b)(5)
Registration No. 333-252267

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 28, 2021)

$10,000,000 of Common Stock

715,990 Shares of Common Stock

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of up to $10,000,000 of shares of our common stock, par value $0.001 per share, or the Purchase Shares, that we may sell to Lincoln Park Capital Fund, LLC, or Lincoln Park, from time to time pursuant to the purchase agreement dated March 28, 2023, or the Purchase Agreement, that we have entered into with Lincoln Park, and 715,990 shares of our common stock being issued to Lincoln Park within three business days of execution of the Purchase Agreement as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, or the Commitment Shares.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public. See “Lincoln Park Transaction” for a description of the Purchase Agreement and additional information regarding Lincoln Park. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in connection with the issuance of the shares of our common stock, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is traded on the Nasdaq Capital Market under the symbol “AWH.” On March 27, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.3629 per share.

Our business and an investment in our common stock involves a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 28, 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part is this prospectus supplement, which describes the terms of the offering being made pursuant to this prospectus supplement and also adds to and updates information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the offering being made pursuant to this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Under the registration statement, we may, from time to time, sell any combination of the securities described in the registration statement. Under this prospectus supplement, we may offer and sell up to $10,000,000 of shares of our common stock.

This prospectus supplement and the documents incorporated into this prospectus supplement by reference include important information about us, the shares being offered and other information you should know before investing in our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and Lincoln Park has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any related free writing prospectus to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context otherwise requires, all references in this prospectus supplement to “Aspira,” “we,” “us,” “our” and “our company” refer to Aspira Women’s Health Inc., formerly Vermillion, Inc., and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This following summary highlights information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-8 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

Our core mission is to transform the state of women’s health, globally, starting with ovarian cancer. We aim to eradicate late-stage detection of ovarian cancer when the prognosis is most dire, and to ensure that our solutions will meet the needs of women of all ages, races, ethnicities and stages of the disease. Our core goal is to develop a lifelong relationship with each patient, ensuring each woman has access to best-in-class risk assessment tools.

We are dedicated to the discovery, development and commercialization of innovative testing options and bio-analytical solutions that help physicians assess risk, optimize patient management and improve gynecologic health outcomes for women. We are particularly focused on closing the ethnic disparity gap in ovarian cancer risk assessment and developing solutions for pelvic diseases such as pelvic mass risk assessment and endometriosis. Our tests are intended to determine risk, detect disease, and help guide decisions regarding patient treatment, which may include decisions to refer patients to specialists, to perform additional testing, to assist in monitoring patients and to help guide clinical management. A distinctive feature of our approach is the combination of multi-modal diagnostics and data. Our goal is to combine multiple biomarkers, additional modalities and diagnostics, clinical risk factors and patient data into a single, reportable index score that has a higher diagnostic accuracy than any of its individual constituents, which includes the current standard of care. We concentrate our development on novel diagnostic tests for gynecologic disease, with an initial focus on ovarian cancer. We also intend to address clinical questions related to early disease detection, treatment response, monitoring of disease progression and prognosis through collaborations with leading academic and research institutions. Throughout 2022, we focused on our three key initiatives: growth, innovation, and operational excellence.

Risk Factors

Below is a summary of the material factors that make an investment in our common stock speculative or risky. This summary does not address all of the risks that we face. Our business involves significant risks that may harm our business, financial condition, results of operations, prospects and stock price. These risks are more fully described below and include, among others:

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The price of our common stock currently does not meet the requirements for continued listing on the Nasdaq Capital Market. Failure to meet Nasdaq’s continued listing requirements could result in the delisting of Aspira common stock, negatively impact the price of Aspira common stock and negatively impact our ability to raise additional capital.

•	If we are unable to increase the volume of OvaSuite sales, our business, results of operations and financial condition will be adversely affected.

•	There is substantial doubt about our ability to continue as a going concern, and this may adversely affect our stock price and our ability to raise capital.

•

Failures by third-party payers to reimburse for our products and services or changes in reimbursement rates could materially and adversely affect our business, financial condition and results of operations. In addition, changes in medical society guidelines may also adversely affect payers and result in a material change in coverage, adversely affecting our business, financial condition and results of operations.

•	We will need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we may be unable to execute our business plan.

•

We are currently developing tests as “laboratory developed tests,” or LDTs, and intend to develop and perform LDTs at Aspira Labs in the future. Should the Food and Drug Administration, or FDA, disagree that our tests are LDTs in the future, commercialization of our diagnostic tests may be adversely affected, which would negatively affect our results of operations and financial condition.

•

We may not succeed in improving existing or developing additional diagnostic products, and, even if we do succeed in developing additional diagnostic products, the diagnostic products may never achieve significant commercial market acceptance.

•	The diagnostics market is competitive, and we may not be able to compete successfully, which would adversely impact our ability to generate revenue.

•

Our diagnostic tests and software are subject to ongoing regulation by the FDA, and any delay by or failure of the FDA to authorize our diagnostic tests submitted to the FDA may adversely affect our business, results of operations and financial condition.

•

If we or our suppliers fail to comply with FDA requirements for production, marketing and post-market monitoring of our products, we may not be able to market our products and services and may be subject to stringent penalties, product restrictions or recall.

•

If our suppliers fail to produce acceptable or sufficient stock, fail to supply stock due to supply shortages, make changes to the design or labeling of their biomarker kits or discontinue production of existing biomarker kits or instrument platforms, we may be unable to meet market demand for OvaSuite products.

•

Changes in healthcare policy could increase our costs and adversely impact sales of and reimbursement for our tests, which would have an adverse effect on our business, financial condition and results of operations.

•	We are subject to environmental laws and potential exposure to environmental liabilities.

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The operation of Aspira Labs requires us to comply with numerous laws and regulations, which is expensive and time-consuming and could adversely affect our business, financial condition and results of operations, and any failure to comply could result in exposure to substantial penalties and other harm to our business.

•

The novel coronavirus outbreak and the COVID-19 pandemic have adversely impacted, and are expected to further adversely impact, our business, results of operations and financial condition, and such future adverse impact may be material. In addition, other health epidemics, outbreaks or pandemics may adversely affect our business, results of operations and financial condition.

•	If we fail to maintain our rights to utilize intellectual property directed to diagnostic biomarkers, we may not be able to offer diagnostic tests using those biomarkers.

•

If a third party infringes on our proprietary rights, we may lose any competitive advantage we have as a result of diversion of our time, enforcement costs and the loss of the exclusivity of our proprietary rights.

•	If others successfully assert their proprietary rights against us, we may be precluded from making and selling our products or we may be required to obtain licenses to use their technology.

•	Our diagnostic efforts may cause us to have significant product liability exposure.

•

We have identified two material weaknesses in our internal control over financial reporting. If we are unable to remediate the material weaknesses, or if we experience additional material weaknesses or other deficiencies in the future, or otherwise fail to maintain an effective system of internal control over financial reporting, then these material weaknesses could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

•

The liquidity and trading volume of our common stock may be low, and our ownership is concentrated which could adversely impact the trading price of our common stock and our stockholders’ ability to obtain liquidity.

•	Our stock price has been, and may continue to be, highly volatile.

•	We may need to sell additional shares of our common stock or other securities in the future to meet our capital requirements, which could cause significant dilution.

•	Because our business is highly dependent on key executives and employees, our inability to recruit and retain these people could hinder our business plans.

•	Business interruptions could limit our ability to operate our business.

•

The operation of Aspira Labs and our Aspira Synergy business depends on the effectiveness and availability of our information systems, including the information systems we use to provide services to our customers and to store employee data, and failures of these systems, including in connection with cyber-attacks, may materially limit our operations or have an adverse effect on our reputation.

•

We selectively explore acquisition opportunities and strategic alliances relating to other businesses, products or technologies. We may not be successful in integrating other businesses, products or technologies with our business. Any such transaction also may not produce the results we anticipate, which could adversely affect our business, financial condition and results of operations.

•	Future litigation by or against us could be costly and time-consuming to prosecute or defend.

Our Authorized Capital Stock

On February 6, 2023, following the approval by our stockholders at a special meeting of stockholders held on February 6, 2023, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, increasing our authorized shares of common stock to 200,000,000 shares. As of February 6, 2023, we also had 5,000,000 shares of undesignated preferred stock authorized.

Corporate Information

We were originally incorporated in 1993. Our principal executive offices are located at 12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738, and our telephone number is (512) 519-0400. We maintain a website at www.aspirawh.com where general information about us is available.

We make available, free of charge on our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after filing such reports with the SEC. Alternatively, you may access these reports at the SEC’s website at www.sec.gov. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and the inclusion of our website address is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company,” meaning that the market value of our shares held by nonaffiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We have elected to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

The Offering

Issuer	Aspira Women’s Health Inc.

Common Stock Offered By Us	•	715,990 shares of our common stock being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, or the Commitment Shares. We will not receive any cash proceeds from the issuance of these Commitment Shares.

•	Up to $10,000,000 of shares of our common stock we may sell to Lincoln Park from time to time over a 36-month period, at our sole discretion, in accordance with the Purchase Agreement.

Common Stock to be Outstanding After the Offering	149,421,772 shares, which includes 715,990 Commitment Shares and assumes the sale of 24,260,143 shares of our common stock we may sell to Lincoln Park from time to time. The actual number of shares issued will vary depending on the sales prices under this offering, but will not be greater than 24,976,133 shares (including the Commitment Shares), representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement, unless, in accordance with Nasdaq Capital Market rules, we obtain stockholder approval of the issuance of shares of our common stock under the Purchase Agreement in excess of the Exchange Cap (as defined therein), or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement, including the issuance of the Commitment Shares, is equal to or greater than the Minimum Price of $0.3629 per share.

Use of Proceeds	We intend to use the net proceeds for general corporate and working capital purposes. We may use a portion of the net proceeds for strategic investments in complementary products or technologies and other activities or partnerships that may accelerate our growth. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending those uses, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade investments, certificates of deposit or guaranteed obligations of the U.S. government. See “Use of Proceeds” on page S-17 of this prospectus supplement.

Risk Factors	Investment in our common stock involves substantial risks. You should read carefully the “Risk Factors” beginning on page S-8 of this prospectus supplement and in documents incorporated by reference into this prospectus supplement, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market Symbol	“AWH’

The number of shares of common stock to be outstanding after the offering is based on 124,445,639 shares outstanding as of September 30, 2022, and excludes:

•	9,873,424 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2022, with a weighted average exercise price of $1.68 per share;

•	149,249 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units outstanding as of September 30, 2022;

•	12,000,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2022, with a weighted average exercise price of $0.88 per share; and

•	an aggregate of 3,531,486 shares of common stock reserved for future issuance as of September 30, 2022, under our equity incentive plans.

Subsequent to September 30, 2022 and through the date of this prospectus supplement:

•	we issued 149,249 shares of our common stock in connection with the settlement of vested restricted stock units;

•	we granted restricted stock units to acquire 261,190 shares of our common stock;

•

we granted options to purchase 3,421,142 shares of our common stock with a weighted-average exercise price of $0.593 per share, and options to purchase 1,560,767 shares of our common stock were cancelled; and

•

we sold 348,256 shares of our common stock for aggregate gross proceeds of $162,275 under a Controlled Equity OfferingSM Sales Agreement, with Cantor Fitzgerald & Co., dated February 10, 2023, or the Sales Agreement.

In addition, the number of shares outstanding immediately after this offering excludes additional shares of common stock that we may sell pursuant to the Sales Agreement. Under the Sales Agreement, we may issue and sell shares of our common stock having an aggregate offering price of up to $12,500,000 from time to time in such amounts as we may determine, subject to certain limitations contained in the Sales Agreement and under applicable securities laws.

Unless otherwise noted, the information in this prospectus supplement reflects and assumes no exercise of outstanding options or warrants subsequent to September 30, 2022.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included in and incorporated by reference or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 10, 2022, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein or in any free writing prospectus. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. If any of these risks actually occur, our business and financial results could be harmed. In that case, the trading price of our common stock or other securities could decline. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

The sale or issuance of our common stock to Lincoln Park may cause dilution, and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On March 28, 2023, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10,000,000 of our common stock. In connection with the execution of the Purchase Agreement, we will issue to Lincoln Park the 715,990 Commitment Shares. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the registration statement that includes this prospectus supplement and accompanying prospectus is effective. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may not be able to access sufficient funds under the Purchase Agreement when needed.

Our ability to sell shares to Lincoln Park and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to Lincoln Park at any one time, and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 9.99% of our outstanding shares of common stock. Additionally, under the Purchase Agreement, we will only be able to sell or issue to Lincoln Park a maximum aggregate number of shares equal to the Exchange Cap of 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement, unless we obtain shareholder approval to issue shares in excess of the Exchange Cap, or unless the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement, including the issuance of the Commitment Shares, is equal to or greater than the Minimum Price of $0.3629 per share, such that the Exchange Cap would not apply to issuances and sales of common stock to Lincoln Park under the Purchase Agreement. Therefore, we currently do not, and may not in the future, have access to the full amount otherwise available to us under the Purchase Agreement. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock otherwise issuable pursuant to the Purchase Agreement.

We will require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Lincoln Park to purchase up to $10,000,000 worth of shares of our common stock under our agreement over a 36-month period, generally in a “regular purchase,” in amounts up to 100,000 shares of our common stock, which may be increased to up to 300,000 shares of our common stock depending on the market price of our common stock at the time of sale, and, in each case, subject to a maximum limit of $1,000,000 per purchase, on any single business day (such share amounts being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement).

The extent to which we rely on Lincoln Park as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all of the $10,000,000 of our common stock to Lincoln Park under the Purchase Agreement, we will still need additional capital to finance our future clinical development plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Should the financing we require to sustain our clinical development and working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Sales of a substantial number of shares of our common stock in the public market or raising additional funds through debt or equity financing could cause our stock price to fall.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic collaborations or partnerships, or marketing, distribution or licensing arrangements with third parties, we may be required to limit valuable rights to our intellectual property, technologies, diagnostic products or future revenue streams, or grant licenses or other rights on terms that are not favorable to us. Furthermore, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our diagnostic products.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. A substantial number of shares of common stock are being offered by this prospectus supplement, and we cannot predict if and when Lincoln Park may sell such shares in the public markets. We cannot predict the number of these shares that might be sold nor the effect that future sales of the shares of our common stock would have on the market price of our common stock.

We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

We intend to use the net proceeds for general corporate and working capital purposes. We may use a portion of the net proceeds for strategic investments in complementary products or technologies and other activities or partnerships that may accelerate our growth. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our common stock to decline. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value. See the section titled “Use of Proceeds.”

You may suffer immediate dilution of your investment in shares of our common stock.

You may suffer immediate dilution of your investment in our common stock to the extent the price per share you paid for shares of our common stock is higher than the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2022, was $11.178 million, or $0.0898 per share. Net tangible book value is total tangible assets less our total liabilities divided by the number of shares of common stock outstanding as of September 30, 2022. On March 27, 2023, the last reported sale price of our common stock was $0.3629 per share. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. Our existing stockholders will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Potential additional dilution.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our common stock or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering.

In addition, we have a significant number of outstanding stock options and warrants exercisable into shares of our common stock, as well as restricted stock units. To the extent that outstanding stock options or warrants have been or may be exercised or outstanding restricted stock units vest, investors purchasing our common stock in this offering may experience further dilution in the future. Furthermore, a significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

An active trading market for our common stock may not be sustained following this offering.

Although our common stock is listed on the Nasdaq Capital Market, an active trading market for our shares may not be sustained. If an active market for our common stock does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares or sell your shares at all. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

The actual number of shares of common stock we will issue under the Purchase Agreement, at any one time or in total, is uncertain.

Subject to the terms of the Purchase Agreement, the per share price of the shares of common stock that are sold to Lincoln Park will fluctuate based on the market price of our common stock. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

Risks Related to Our Securities

If we fail to maintain compliance with the Nasdaq minimum listing requirements, our common stock will be subject to delisting. Our ability to publicly or privately sell equity securities and the liquidity of our common stock could be adversely affected if our common stock is delisted.

The continued listing standards of the Nasdaq Capital Market require, among other things, that the minimum price of a listed company’s stock be at or above $1.00, or the Bid Price Requirement. If the minimum bid price is below $1.00 for a period of more than 30 consecutive trading days, the listed company will fail to be in compliance with Nasdaq Capital Market’s listing rules and, if it does not regain compliance within the 180-day grace period, will be subject to delisting. On June 1, 2022, we received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market stating that we were not in compliance with the Bid Price Requirement. We did not regain compliance on or prior to November 28, 2022, and on November 29, 2022, we received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market that we had been granted an additional 180 calendar days, or until May 29, 2023 (as the first trading day following such period), to regain compliance with the Bid Price Requirement.

In order to regain compliance, the bid price of our common stock must close at a price of at least $1.00 per share for a minimum of 10 consecutive trading days within the 180 day grace period. If we fail to regain compliance, our common stock will be subject to delisting. Delisting from the Nasdaq Capital Market could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Unless our common stock continues to be listed on a national securities exchange it will become subject to the so-called “penny stock” rules that impose restrictive sales practice requirements.

If we are unable to maintain the listing of our common stock on the Nasdaq Capital Market or another national securities exchange, our common stock could become subject to the so-called “penny stock” rules if the shares have a market value of less than $5.00 per share. The SEC has adopted regulations that define a penny stock to include any stock that has a market price of less than $5.00 per share, subject to certain exceptions, including an exception for stock traded on a national securities exchange. The SEC regulations impose restrictive sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. This means that if we are unable maintain the listing of our common stock on a national securities exchange, the ability of stockholders to sell their common stock in the secondary market could be adversely affected. If a transaction involving a penny stock is not exempt from the SEC’s rule, a broker-dealer must deliver a disclosure schedule relating to the penny stock market to each investor prior to a transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and its registered representative, current quotations for the penny stock, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the customer’s account and information on the limited market in penny stocks.

The liquidity and trading volume of our common stock may be low, and our ownership is concentrated.

The liquidity and trading volume of our common stock has at times been low in the past and may again be low in the future. If the liquidity and trading volume of our common stock is low, this could adversely impact the trading price of our common stock and our stockholders’ ability to obtain liquidity in their shares of our common stock. Our stock issuances since May 2013 have primarily involved a significant issuance of stock to a limited number of investors, significantly increasing the concentration of our share ownership in a few holders.

As of September 30, 2022, according to publicly available information, we estimate that a total of five persons beneficially own approximately 44.9% of our outstanding common stock before giving effect to the offering, or approximately 37.4% of our outstanding common stock after giving effect to the offering, assuming that all shares of our common stock sold in this offering are sold at $0.3629 per share, the last reported sale price of our common stock on March 27, 2023. Under the Stockholders Agreement, one of our stockholders has the right to designate a director to be nominated by us to serve on our Board of Directors, and the stockholder has exercised this right.

In addition, a Stockholders Agreement we entered into in connection with a May 2013 private placement gives two of the primary investors in that private placement the right to participate in future equity offerings, including the offering of common stock being made pursuant to this prospectus supplement, on the same terms as other investors. In addition, the Stockholders Agreement prohibits us from taking certain material actions without the consent of one of the primary investors in the May 2013 private placement. These material actions include:

•	making any acquisition with a value greater than $2 million;

•	offering, selling or issuing securities senior to our common stock or any securities that are convertible into or exchangeable or exercisable for securities ranking senior to our common stock;

•	taking any action that would result in a change in control of the company or an insolvency event; and

•

paying or declaring dividends on any securities of the company or distributing any assets of the company other than in the ordinary course of business or repurchasing any outstanding securities of the company.

As a result of the foregoing, a limited number of stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control involving us. In addition, this concentration of ownership of our common stock could have the effect of delaying or preventing a change in control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. In addition, the interests of the parties to the Stockholders Agreement could conflict with or differ from our interests or the interests of other stockholders. The concentration of ownership also contributes to the low trading volume and volatility of our common stock.

Our stock price has been, and may continue to be, highly volatile.

The trading price of our common stock has been highly volatile. During the twelve months ended December 31, 2022, the trading price of our common stock ranged from a high of $1.85 per share to a low of $0.29 per share. During the three months ended December 31, 2022, the trading price of our common stock ranged from a high of

$0.43 per share to a low of $0.29 per share. The trading price of our common stock could continue to be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

•	failure to significantly increase revenue and volumes of OvaSuite or Aspira Synergy;

•	actual or anticipated period-to-period fluctuations in financial results;

•	failure to achieve, or changes in, financial estimates by securities analysts;

•	announcements or introductions of new products or services or technological innovations by us or our competitors;

•	failure to complete clinical studies that validate clinical utility sufficiently to increase positive medical policy among payers at large;

•	publicity regarding actual or potential discoveries of biomarkers by others;

•	comments or opinions by securities analysts or stockholders;

•	the inclusion of our common stock in stock market indices such as the Russell 3000 Index;

•	conditions or trends in the pharmaceutical, biotechnology or life science industries;

•	announcements by us of significant acquisitions and divestitures, strategic partnerships, joint ventures or capital commitments;

•	developments regarding our patents or other intellectual property or that of our competitors;

•	litigation or threat of litigation;

•	additions or departures of key personnel;

•	limited daily trading volume;

•	our ability to continue as a going concern;

•	economic and other external factors, disasters or crises; and

•	our announcement of the offering and future fundraisings.

In addition, the stock market in general and the market for diagnostic technology companies, in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of our attention and our resources.

There is substantial doubt about our ability to continue as a going concern, and this may adversely affect our stock price and our ability to raise capital.

We have incurred significant losses and negative cash flows from operations since inception and have an accumulated deficit of approximately $494 million as of September 30, 2022. We also expect to incur a net loss and negative cash flows from operations in 2023. Given these conditions, there is substantial doubt about our ability to continue as a going concern. The substantial doubt about our ability to continue as a going concern may adversely affect our stock price and our ability to raise capital.

We believe that successful achievement of our business objectives will require additional financing. We expect to raise capital through a variety of sources that may include public or private equity offerings, debt financing, collaborations, licensing arrangements, grants and government funding and strategic alliances. However, additional financing may not be available when needed or on terms acceptable to us. If we are unable to obtain additional capital, we may not be able to continue sales and marketing, research and development, distribution or other operations on the scope or scale of current activity, and that could have a material adverse effect on our business, results of operations and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•

projections or expectations regarding our future test volumes, revenue, price, cost of revenue, operating expenses, research and development expenses, gross profit margin, cash flow, results of operations and financial condition;

•	whether we are able to maintain the listing of our common stock on the Nasdaq Capital Market;

•

our plan to broaden our commercial focus from ovarian cancer to differential diagnosis of women with a range of gynecological diseases, including additional pelvic disease conditions such as endometriosis and, benign pelvic mass monitoring;

•

our planned business strategy and strategic business drivers and the anticipated effects thereof, including partnerships such as those based on our Aspira SynergySM product, as well as other strategies, specimen collaboration and licensing;

•	plans to expand our existing products Ova1®, Overa®, Ova1Plus® and Aspira Synergy on a global level, and to launch and commercialize our new products OvaWatch SM and EndoCheck TM;

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plans to develop new algorithms, molecular diagnostic tests, products and tools and otherwise expand our product offerings, including plans to develop a product using genetics, proteins and other modalities to assess the risk of developing cancer when carrying a pathogenic variant associated with hereditary ovarian cancer that is difficult to detect through a diagnostic test;

•

plans to establish payer coverage and secure contracts for current and new products, including OvaWatch and EndoCheck separately, and expand current coverage and secure additional contracts for Ova1, Overa and Ova1Plus;

•	expectations regarding coverage under Novitas, our Medicare Administrative Carrier for Ova1;

•

plans that would address clinical questions related to early disease detection, treatment response, monitoring of disease progression, prognosis and other issues in the fields of oncology and women’s health;

•	anticipated efficacy of our products, product development activities and product innovations, including our ability to improve sensitivity and specificity over traditional diagnostic biomarkers;

•	expected competition in the markets in which we compete;

•	plans with respect to Aspira Labs, including plans to expand or consolidate Aspira Labs’ testing capabilities;

•	expectations regarding continuing future services provided by Quest Diagnostics Incorporated;

•	expectations regarding continuing future services provided by BioReference Health, LLC;

•	plans to develop informatics products and develop and perform LDTs;

•	FDA oversight changes of LDTs;

•	plans to develop a race or ethnicity-specific pelvic mass risk assessment;

•

expectations regarding existing and future collaborations and partnerships for our products, including plans to enter into decentralized arrangements for our Aspira Synergy product and provide and expand access to our risk assessment tests;

•	plans regarding future publications;

•	expectations regarding potential collaborations with governments, legislative bodies and advocacy groups to enhance awareness and drive policies to provide broader access to our tests;

•

our ability to continue to comply with applicable governmental regulations, including regulations applicable to the operation of our clinical labs, expectations regarding pending regulatory submissions and plans to seek regulatory approvals for our tests within the United States and internationally, as applicable;

•	our continued ability to expand and protect our intellectual property portfolio;

•	anticipated liquidity and capital requirements;

•	anticipated future losses and our ability to continue as a going concern;

•	expectations regarding raising capital and the amount of financing anticipated to be required to fund our planned operations;

•	expectations regarding attribution and recruitment of top talent;

•	expectations regarding the results of our clinical research studies and our ability to recruit patients to participate in such studies;

•	our ability to use our net operating loss carryforwards and anticipated future tax liability under U.S. federal and state income tax legislation;

•	expected market adoption of our diagnostic tests, including Oval, Overa, OvalPlus as well as our Aspira Synergy platform;

•	expectations regarding our ability to launch new products we develop or license, co-market or acquire new products;

•	expectations regarding the size of the markets for our products;

•	expectations regarding reimbursement for our products, and our ability to obtain such reimbursement, from third-party payers such as private insurance companies and government insurance plans;

•	plans to use each of AbbVie Inc. serum samples and ObsEva S.A. plasma samples in EndoCheck product validation studies as well as procure serum samples from other potential partnerships or studies;

•	potential plans to pursue clearance designation with the FDA with respect to EndoCheck and OvaWatch;

•	expected target launch timing for EndoCheck;

•	expectations regarding compliance with federal and state laws and regulations relating to billing arrangements conducted in coordination with laboratories;

•	plans to advocate for legislation and professional society guidelines to broaden access to our products and services;

•	expectations regarding the impacts resulting from or attributable to the COVID-19 pandemic and actions taken to contain it;

•	expectations regarding the results of our academic research agreements;

•	the level of dilution our stockholders will face in connection with sales of the shares offered pursuant to this prospectus supplement; and

•	the anticipated use of any proceeds from this offering.

These risks are not exhaustive. Other sections of this prospectus supplement and accompanying prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

All statements other than statements of historical facts contained in this prospectus supplement and accompanying prospectus, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “aim,” “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “target,” “will,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, in any free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We may receive up to $10,000,000 in aggregate gross proceeds from any sales we make to Lincoln Park pursuant to the Purchase Agreement from and after the date of this prospectus supplement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our offering proceeds will be less. Because we are not obligated to sell any additional shares of our common stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.

We intend to use the net proceeds for general corporate and working capital purposes. We may use a portion of the net proceeds for strategic investments in complementary products or technologies and other activities or partnerships that may accelerate our growth.

We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending those uses, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade investments, certificates of deposit or guaranteed obligations of the U.S. government.

DILUTION

The net tangible book value of our common stock on September 30, 2022, was $11.178 million, or $0.0898 per share of common stock. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale by us of 24,260,143 shares of our common stock to Lincoln Park pursuant to the Purchase Agreement at an assumed average sale price of $0.3629 per share of our common stock, which was the last reported sale price of our common stock on the Nasdaq Capital Market on March 27, 2023 for aggregate gross proceeds of $8.804 million, and the issuance of the 715,990 Commitment Shares, our as adjusted net tangible book value as of September 30, 2022, would have been $19.982 million, or $0.1337 per share. This represents an immediate increase in net tangible book value per share of $0.0439 to our existing stockholders and immediate dilution in net tangible book value of $0.2292 per share to Lincoln Park. The following table illustrates this per share dilution:

Assumed offering price per share		$0.3629
Net tangible book value per share as of September 30, 2022	$0.0898
Increase in net tangible book value per share attributable to new investors in this offering	0.0439

As adjusted net tangible book value per share after giving effect to the offering		0.1337

Dilution per share to new investors in this offering		$0.2292

The number of shares of our common stock outstanding after this offering is based on 124,445,639 shares outstanding as of September 30, 2022, and excludes:

•	9,873,424 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2022, with a weighted average exercise price of $1.68 per share;

•	149,249 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units outstanding as of September 30, 2022;

•	12,000,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2022, with a weighted average exercise price of $0.88 per share; and

•	an aggregate of 3,531,486 shares of common stock reserved for future issuance as of September 30, 2022, under our equity incentive plans.

Subsequent to September 30, 2022, and through the date of this prospectus supplement:

•	we issued 149,249 shares of our common stock in settlement of vested restricted stock units;

•	we granted restricted stock units to acquire 261,190 shares of our common stock;

•

we granted options to purchase 3,421,142 shares of our common stock with a weighted-average exercise price of $0.593 per share and options to purchase 1,560,767 shares of our common stock were cancelled; and

•	we sold 348,256 shares of our common stock for aggregate gross proceeds of $162,275 under a Controlled Equity OfferingSM Sales Agreement, with Cantor Fitzgerald & Co., dated February 10, 2023.

LINCOLN PARK TRANSACTION

General

On March 28, 2023, we entered into the Purchase Agreement with Lincoln Park. In connection with the Purchase Agreement, on March 28, 2023, we also entered into a registration rights agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus supplement and accompanying prospectus. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $10,000,000 of our common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC this prospectus supplement regarding the offer and sale under the Securities Act of the shares of common stock that we may issue and sell to Lincoln Park under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we will issue to Lincoln Park the 715,990 Commitment Shares.

In addition to our issuance of 715,990 Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase up to an additional $10,000,000 of shares of our common stock at a purchase price per share based on the market price of our common stock at the time of sale as calculated under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

Under applicable rules of the Nasdaq Capital Market, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of our common stock in excess of 24,976,133 shares (including the Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement, including the issuance of the Commitment Shares, equals or exceeds $0.3629 per share (which represents the lower of (A) the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, adjusted such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq Capital Market.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would result in Lincoln Park beneficially owning more than 9.99% of our outstanding shares of common stock.

Purchase of Shares under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, on any business day after March 28, 2023 selected by us over the 36-month term of the Purchase Agreement, or each such date a Purchase Date, we may direct Lincoln Park to purchase up to 100,000 shares of our common stock on such Purchase Date, or a Regular Purchase; provided, however, that (i) a Regular Purchase may be increased to up to 200,000 shares, if the closing sale price of our common stock on Nasdaq is not below $0.50 on the applicable Purchase Date, (ii) a Regular Purchase may be increased to up to 250,000 shares, if the closing sale price of our common stock on Nasdaq is not below $0.75 on the applicable

Purchase Date; and (iii) a Regular Purchase may be increased to up to 300,000 shares, if the closing sale price of our common stock on Nasdaq is not below $1.00 on the applicable Purchase Date; provided, that Lincoln Park’s maximum purchase obligation under any single Regular Purchase will not exceed $1,000,000. In any case, the maximum amount of any single Regular Purchase may be increased upon the mutual agreement of the parties. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day, provided that all Purchase Shares subject to all prior Regular Purchases have been delivered to Lincoln Park in accordance with the Purchase Agreement. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of this prospectus supplement, as set forth in the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•	the lowest Sale Price on the Purchase Date for such Regular Purchase; and

•

the average of the three lowest closing sale prices for our common stock on the Nasdaq Capital Market during the 10 consecutive business days ending on the business day immediately preceding the purchase date.

Accelerated Purchases

We also have the right to direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice for the maximum amount we are then permitted to sell to Lincoln Park in such Regular Purchase, to purchase an additional amount of our common stock, or an Accelerated Purchase, of up to the lesser of:

•	300% of the number of shares to be purchased pursuant to such Regular Purchase; and

•

30% of the aggregate shares of our common stock traded on the Nasdaq Capital Market during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the Accelerated Purchase Measurement Period.

The parties may mutually agree to increase the number of shares to be purchased by Lincoln Park pursuant to any Accelerated Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to 97% of the lessor of:

•	the volume-weighted average price of our common stock on the Nasdaq Capital Market during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

•	the closing sale price of our common stock on the Nasdaq Capital Market on the applicable Accelerated Purchase date.

Additional Accelerated Purchases

We also have the right to direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement to purchase an additional amount of our common stock, or an Additional Accelerated Purchase, of up to the lesser of:

•	300% of the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and

•

30% of the aggregate shares of our common stock traded on the Nasdaq Capital Market during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Additional Accelerated Purchase date, the portion of the normal trading hours on the applicable Additional Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Additional Accelerated Purchase date we refer to as the Additional Accelerated Purchase Measurement Period.

The parties may mutually agree to increase the number of shares to be purchased by Lincoln Park pursuant to any Additional Accelerated Purchase.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 97% of the lower of:

•

the volume-weighted average price of our common stock on the Nasdaq Capital Market during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

•	the closing sale price of our common stock on the Nasdaq Capital Market on the applicable Additional Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price. Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Suspension Events

Suspension events under the Purchase Agreement include the following:

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the effectiveness of the registration statement of which this prospectus supplement and accompanying prospectus form a part lapses for any reason (including, without limitation, the issuance of a stop order by the SEC), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension by the principal market of our common stock from trading or failure of the common stock to be listed on the Nasdaq Capital Market for a period of one business day;

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the de-listing of our common stock from the Nasdaq Capital Market, our principal market, unless our common stock is immediately thereafter trading on the Nasdaq Global Select Market, the Nasdaq Global Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

•

the failure for any reason by our transfer agent to issue Purchase Shares to Lincoln Park within two business days after any Purchase Date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which Lincoln Park is entitled to receive such Purchase Shares;

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any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement that has or could have a Material Adverse Effect (as defined in the Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

•

our common stock ceases to be DTC authorized and ceases to participate in the DWAC/FAST systems or if we fail to maintain the service of our transfer agent (or a successor transfer agent) with respect to the issuance of Purchase Shares under the Purchase Agreement;

•

if at any time the Exchange Cap (to the extent applicable under the terms of the Purchase Agreement) is reached and our stockholders have not approved the issuance of common stock in excess of the Exchange Cap in accordance with the applicable rules of the Nasdaq Capital Market; or

•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the suspension events set forth above; however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During a suspension event, all of which are outside of Lincoln Park’s control, we are not permitted to direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give one business day notice to Lincoln Park to terminate the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Other Equity Lines of Credit

Subject to specified exceptions included in the Purchase Agreement, until the earlier of (i) the expiration of the 36-month term of the Purchase Agreement and (ii) the one-year anniversary of the termination of the Purchase Agreement by us prior to such expiration in accordance with the Purchase Agreement, we are limited in our ability to enter into any “equity line of credit” or other similar continuous offering in which we may offer, issue or sell common stock or securities convertible into or exercisable for common stock at a future determined price, other than an “at-the-market offering” exclusively through a registered broker-dealer acting as our agent.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to 36 months commencing on the date of this prospectus supplement. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $10,000,000 of our common stock, exclusive of the Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement, including the issuance of the Commitment Shares, equals or exceeds $0.3629 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would exceed than 9.99% of our outstanding shares of common stock.

Amount of Potential Proceeds to be Received under the Purchase Agreement

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price	Number of Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Gross Proceeds to Us from the Sale of Shares to Lincoln Park Under the Purchase Agreement
0.2000	24,260,143	19.99%	$4,852,028
0.3629(3)	24,260,143	19.99%	8,804,005
0.4000	25,000,000	20.58%	10,000,000
0.6000	16,666,666	13.91%	9,999,999
0.8000	12,500,000	10.58%	10,000,000
1.0000	10,000,000	8.58%	10,000,000
1.2000	8,333,333	7.24%	9,999,999

(1)

Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $10,000,000, if available, while giving effect to the Exchange Cap and without regard for the limitation of 19.99% of our outstanding shares of common stock that Lincoln Park may beneficially own under the Purchase Agreement, and excludes the Commitment Shares.

(2)

The denominator is based on 124,943,144 shares outstanding as of March 27, 2023. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column, and includes the Commitment Shares.

(3)	The closing sale price of our common stock on the Nasdaq Capital Market on March 27, 2023.

Information with Respect to Lincoln Park

Immediately prior to the date of the Purchase Agreement, Lincoln Park Capital Fund, LLC, beneficially owned 1,000,000 shares of Common Stock issuable upon exercise of warrants, at an exercise price of $0.88, which warrants expire on August 25, 2027. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the Common Stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $10,000,000 of shares of common stock that we may issue and sell to Lincoln Park from time to time pursuant to the Purchase Agreement and 715,990 shares of our common stock being issued to Lincoln Park as Commitment Shares under the Purchase Agreement.

Within three business days of the execution of the Purchase Agreement, we will issue to Lincoln Park the 715,990 Commitment Shares. It is anticipated that shares offered to Lincoln Park in this offering will be sold over a period of up to 36 months from the date of this prospectus supplement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

We may, from time to time after the date of this prospectus supplement and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in a Regular Purchase in amounts up to 100,000 shares on any single business day during the term of the Purchase Agreement, which amounts may be increased to up to 300,000 shares of our common stock depending on the market price of our common stock at the time of sale, subject to further increases upon the parties’ mutual agreement, which share amounts and related market prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of this prospectus supplement, as set forth in the Purchase Agreement. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in Accelerated Purchases and Additional Accelerated Purchase as set forth in the Purchase Agreement. The purchase price per share in a Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase will be based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See “Lincoln Park Transaction-Purchases of Shares under the Purchase Agreement.”

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered. We have agreed to reimburse Lincoln Park for certain of its expenses in connection with the offering.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.

This offering will terminate at the end of the “Registration Period” as defined in the Registration Rights Agreement following the date that all shares offered by this prospectus supplement have been sold to Lincoln Park.

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Our common stock is listed on the Nasdaq Capital Market under the symbol “AWH.”

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Cooley LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Aspira Women’s Health Inc. as of December 31, 2021 and 2020 and for the years then ended incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus is part of the registration statement on Form S-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front page of this prospectus supplement or the date on the front page of the accompanying prospectus, respectively, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the securities offered by this prospectus supplement and the accompanying prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at aspirawh.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is 001-34810. The documents incorporated by reference into this prospectus supplement and accompanying prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement and accompanying prospectus:

•

Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  29, 2022; as supplemented on June 7, 2022;

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May  11, 2022, August  10, 2022, and November 10, 2022, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on February   28, 2022, June 2, 2022, June 27, 2022, August 24, 2022, November 30, 2022, December 2, 2022, December 21, 2022, December 22, 2022, February 7, 2023, February 10, 2023, March  2, 2023 and March 3, 2023 (in each case, except for information contained therein which is furnished rather than filed); and

•

The description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on July 6, 2010, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Aspira Women’s Health Inc., Attn: Corporate Secretary, 12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738.

Any statement contained in this prospectus supplement and accompanying prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement and accompanying prospectus, or document deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus, modifies or supersedes such statement.

PROSPECTUS

$100,000,000 Aggregate Offering Price of

COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, WARRANTS, RIGHTS AND UNITS

Aspira Women’s Health Inc., a Delaware corporation (“ASPIRA”), may offer and sell from time to time, in one or more offerings, common stock, preferred stock, debt securities, warrants, rights and units for an aggregate initial offering price up to $100,000,000 in amounts, at prices and on terms that ASPIRA will determine at the time of the offering.

This prospectus describes general terms that apply to these securities. When we decide to sell a particular class or series of these securities, we will provide specific terms of the securities, including the initial offering price and the aggregate amount of the offering, in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you invest in our securities.

We may offer and sell these securities in the same offering or in separate offerings; to or through underwriters, dealers or agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution with respect to the securities covered by this prospectus, see the section entitled “Plan of Distribution” beginning on page 12 of this prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AWH.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. YOU SHOULD CONSIDER THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS, IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND, IF APPLICABLE, IN RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE BUYING ANY OF OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 28, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to the aggregate amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement may add to, update or change information contained in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement.

A prospectus supplement may describe, as applicable: the terms of the securities; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, any related free writing prospectus provided or approved by us and the other information to which we refer you. We have not authorized any person to provide you with different or inconsistent information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or the applicable prospectus supplement or any related free writing prospectus provided or approved by us. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates, and the delivery of this prospectus, the applicable prospectus supplement, any related free writing prospectus, or any sale of a security thereunder, shall not, under any circumstances, create any implication to the contrary.

We urge you to carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Important Information Incorporated by Reference.”

Unless the context requires otherwise, all references in this prospectus to “ASPIRA,” “the Company,” “we,” “us,” “our” or similar references mean Aspira Women’s Health Inc. together with its consolidated subsidiaries.

ASPIRA WOMEN’S HEALTH INC.

Our Company

Our core mission is to transform the state of women’s health, globally, starting with ovarian cancer. We aim to ensure that women of all ages, stages and ethnicities have the best solutions available to assess their personalized risk of ovarian cancer at the earliest stage when it matters most. Our end goal is to serve a large global pelvic mass population and overall women’s health sector with a platform coupled with proprietary science and data tools, which will drive better health and wellbeing for each patient we serve.

We are dedicated to the discovery, development and commercialization of novel high-value diagnostic and bio-analytical solutions that help physicians diagnose, treat and improve outcomes for women. Our tests are intended to detect and to help guide decisions regarding patient treatment, which may include decisions to refer patients to specialists, to perform additional testing, or to assist in monitoring patients. A distinctive feature of our approach is the combination of multi-modal diagnostics and data. Our goal is to combine multiple biomarkers, other modalities and diagnostics, clinical risk factors and patient data into a single, reportable index score that has higher diagnostic accuracy than its constituents. We concentrate our development on novel diagnostic tests for gynecologic disease, with an initial focus on ovarian cancer. We also intend to address clinical questions related to early disease detection, treatment response, monitoring of disease progression and prognosis through collaborations with leading academic and research institutions.

Corporate Information

We were originally incorporated in 1993, and we had our initial public offering in 2000. Our executive offices are located at 12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas 78738, and our telephone number is (512) 519-0400. We maintain a website at www.aspirawh.com where general information about us is available. Our website, and the information contained therein, is not incorporated by reference into this prospectus, and you should not consider information contained on our website to form any part of this prospectus.

RISK FACTORS

Investing in our securities involves substantial risks. Please carefully consider the risk factors described in our most recent Annual Report on Form 10-K, any subsequent updates in our Quarterly Reports on Form 10-Q and in any other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, and the matters discussed under “Disclosure Regarding Forward-Looking Statements” below, before making an investment decision. Additional risk factors may be included in any prospectus supplements relating to securities described in this prospectus. The occurrence of any of those risks could materially and adversely affect our business, prospects, financial condition, results of operations or cash flow. Other risks and uncertainties that we do not now consider to be material or of which we are not now aware may become important factors that affect us in the future and could result in a complete loss of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements speak only as of the date on which the document in which they appear is filed with the SEC, and, except as required by law, we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after such dates.

These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described in the applicable prospectus supplement or in any document incorporated by reference herein or therein.

These factors include, among others: our ability to continue as a going concern; our ability to increase the volume of our product sales; failures by third-party payers to reimburse OVA1, Overa, OVA1plus or ASPiRA GenetiX or changes or variances in reimbursement rates; our ability to secure additional capital on acceptable terms to execute our business plan; our ability to comply with Nasdaq’s continued listing requirements to remain publicly traded; in the event that we succeed in commercializing OVA1, Overa, OVA1plus and ASPiRA GenetiX outside the United States, the political, economic and other conditions affecting other countries; our ability to continue developing existing technologies; our ability to develop and commercialize additional diagnostic products and achieve market acceptance with respect to these products; our ability to compete successfully; our ability to obtain any regulatory approval required for our future diagnostic products; our or our suppliers’ ability to comply with the Food and Drug Administration’s (“FDA”) requirements for production, marketing and post-market monitoring of our products; additional costs that may be required to make further improvements to our manufacturing operations; our ability to maintain sufficient or acceptable supplies of immunoassay kits from our suppliers; our ability to continue to develop, protect and promote our proprietary technologies; our ability to use intellectual property directed to diagnose biomarkers; our ability to successfully defend our proprietary technology against third parties; future litigation against us, including infringement of intellectual property and product liability exposure; our ability to retain key employees; business interruptions; changes in healthcare policy; our ability to comply with environmental laws; our ability to comply with the additional laws and regulations that apply to us in connection with the operation of ASPiRA LABS, Inc.; our ability to comply with FDA regulations that relate to our products and develop and perform laboratory developed tests according to regulatory requirements; our ability to integrate and achieve anticipated results from any acquisitions or strategic alliances; our ability to use our net operating loss carryforwards; the liquidity and trading volume of our common stock; the concentration of ownership of our common stock; and impacts resulting from or relating to the COVID-19 pandemic and actions taken to contain it; expected timing and receipt of proceeds from the State of Connecticut Department of Economic Development loan; expectations regarding the forgiveness of the Paycheck Protection Program loan under the Coronavirus Aid, Relief, and Economic Security Act, anticipated use of capital and its effects; and plans to begin offering COVID-19 antigen testing.

You should read this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should not put undue reliance on any forward-looking statement. We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or that we do not fully control that could cause actual results to differ materially from those expressed or implied in our forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for working capital, general corporate purposes, and additional commercial investment, including investing in sales and marketing capabilities, additional key strategic hires and product portfolio expansion. We may also use a portion of the net proceeds from any offering to acquire or invest in complimentary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of any offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the applicable provisions of the Delaware General Corporation Law (the “DGCL”), and on the provisions of our Fourth Amended and Restated Certificate of Incorporation, dated January 22, 2010, as amended effective June 19, 2014 and June  11, 2020 (our “Certificate of Incorporation”), and our Sixth Amended and Restated Bylaws, effective June 11, 2020 (our “Bylaws”). This information is qualified entirely by reference to the applicable provisions of the DGCL, our Certificate of Incorporation, and our Bylaws. For information on how to obtain copies of our Certificate of Incorporation and our Bylaws, please refer to the heading “Where You Can Find More Information” in this prospectus.

Our Authorized Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of January 20, 2021, 104,622,376 shares of our common stock were outstanding, 7,931,239 shares of our common stock were subject to outstanding options (assuming, in the case of performance-based options, full attainment of the respective performance measures) and no shares of our common stock were subject to outstanding restricted stock unit awards. There were 6,747,432 shares of our common stock reserved for future issuance to employees, directors and consultants pursuant to our stock incentive plans. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. In all matters other than the election of directors, stockholder approval requires the affirmative vote of the majority of the holders of our common stock entitled to vote on the subject matter unless the matter is one upon which, by express provision of law, our Certificate of Incorporation or our Bylaws, a different vote is required. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

Dividend Rights

Subject to preferences to which holders of preferred stock may be entitled and the rights of certain of our stockholders set forth in the Stockholders Agreement (as defined below), holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. We have never paid or declared any dividend on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable. As described under “Stockholders Agreement,” certain holders of our common stock have the right to purchase shares in connection with most equity offerings made by the Company.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any outstanding shares of any senior class of securities. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

As of January 20, 2021, there were no shares of our preferred stock outstanding.

Our Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption terms and liquidation preferences as shall be determined by our Board of Directors. Any issuance of shares of preferred stock could adversely affect the voting power or rights of holders of common stock, and the likelihood that the holders of preferred stock will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

Warrants

We may issue warrants to purchase shares of our common stock or shares of our preferred stock. We will issue warrants under one or more warrant agreements between us and a warrant agent we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the aggregate number of warrants offered;

•	the title of the warrants;

•	the designation, number and terms of the shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Rights

We may issue rights for the purchase of shares of our common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which such right expires;

•	the designation and terms of any securities with which the warrants are issued;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

Units

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain information with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

Stockholders Agreement

In connection with a private placement in May 2013, we entered into a stockholders agreement with the purchasers named therein (the “Stockholders Agreement”). Pursuant to and subject to the terms of the Stockholders Agreement, certain of the investors received rights to participate in any future equity offerings on the same price and terms as other investors. These rights terminate for each investor when that investor ceases to beneficially own at least 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement. As a result, some or all of such investors may participate in future equity offerings made pursuant to this prospectus.

In addition, the Stockholders Agreement prohibits the Company from taking material actions without the consent of at least one of the two primary investors (Jack W. Schuler, on the one hand, and Oracle Partners, LP and Oracle Ten Fund Master, LP, on the other hand). These material actions include:

•	making any acquisition with value greater than $2 million;

•

entering into, or amending the terms of agreements with Quest Diagnostics, provided that such investors’ consent shall not be unreasonably withheld, conditioned or delayed following good faith consultation with the Company;

•	submitting any resolution at a meeting of stockholders or in any other manner changing or authorizing a change in the size of our Board of Directors;

•	offering, selling or issuing any securities senior to our common stock or any securities that are convertible into or exchangeable or exercisable for securities ranking senior to our common stock;

•	amending our Certificate of Incorporation or our Bylaws in any manner that affects the rights, privileges or economics of our common stock;

•	taking any action that would result in a change in control of ASPIRA or an insolvency event;

•

paying or declaring dividends on any securities of the Company or distributing any assets of the Company other than in the ordinary course of business or repurchasing any outstanding securities of the Company; or

•	adopting or amending any stockholder rights plan.

In addition, the two primary investors each received the right to designate a person to serve on our Board of Directors. These rights terminate for each investor when that investor ceases to beneficially own less than 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement.

Section 203 of the Delaware Corporation Law

We are subject to Section 203 of the DGCL, which prevents an “interested stockholder” (defined in Section 203 of the DGCL, generally, as a person owning 15% or more of a corporation’s outstanding voting stock), from engaging in a “business combination” (as defined in Section 203 of the DGCL) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, subject to exceptions, unless:

•

before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The provisions of Section 203 of the DGCL could make a takeover of the Company difficult.

Effect of Certain Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may also have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for our securities. Our Certificate of Incorporation eliminates the right of stockholders to call special meetings of stockholders or to act by written consent without a meeting, and our Bylaws require advance notice for stockholder proposals and director nominations, which may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. Our Certificate of Incorporation authorizes undesignated preferred stock, which makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us. The amendment of any of the provisions of our Certificate of Incorporation described in the immediately preceding paragraph would require approval by our Board of Directors and the affirmative vote of at least 66 2/3% of our then outstanding voting securities, and the amendment of any of the provisions of our Bylaws described in the immediately preceding paragraph would require approval by our Board of Directors or the affirmative vote of at least 66 2/3% of our then outstanding voting securities.

Transfer Agent

The transfer agent for our common stock is EQ Shareowner Services.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “AWH.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus. In this “Description of Debt Securities,” unless otherwise indicated, “we,” “our,” “the Company” and similar words refer to Aspira Women’s Health Inc. and not any of its subsidiaries.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

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if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates;

•	through agents;

•	a combination of any these methods; or

•	any other method permitted pursuant to applicable law.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•

in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a market maker or into an existing trading market on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated

in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us on one hand, and the underwriters, dealers and agents, on the other hand.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the prospectus supplement.

Market Making, Stabilization and Other Transactions

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Trading Market and Listing of Securities

Any common stock sold or resold pursuant to a prospectus supplement will be listed on the Nasdaq Stock Market or on such other national securities exchange as our common stock may then be listed. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, will pass upon the validity of the securities being registered by the registration statement of which this prospectus is a part. Michael A. Gordon, a stockholder of the Company, is a partner in such firm. As of January 20, 2021, Mr. Gordon beneficially owned securities representing less than 1% of the outstanding shares of our common stock. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Aspira Women’s Health Inc. (formerly Vermillion, Inc.) as of December 31, 2019 and 2018 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that may be offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read any document we file with the SEC, including reports, proxy statements and information statements, on the SEC’s website at www.sec.gov. Our SEC filings are also available to the public at our website at www.aspirawh.com.

Information on the Company’s website, any subsection, page, or other subdivision of the Company’s website, or any website linked to by content on the Company’s website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference herein.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) subsequent to the date of the initial filing of the registration statement of which this prospectus forms a part until the offering of the securities covered by this prospectus is completed:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 7, 2020;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 14, 2020, August 14, 2020 and November 12, 2020, respectively;

(c)

Our Current Reports on Form  8-K filed with the SEC on January  31, 2020, March  17, 2020, April  28, 2020, May  7, 2020, June  11, 2020 (other than information furnished under Item 7.01), June  29, 2020, July  7, 2020 (other than information furnished under Item 7.01), September  21, 2020, November 12, 2020 (other than information furnished under Items 2.02 and 7.01 and the exhibits filed on such form that are related to such items), as amended on December  15, 2020, December  8, 2020 and December 15, 2020; and

(d)

The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on July 6, 2010 (File No. 001-34810), including any amendments or reports filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building Three, Suite 100

Austin, Texas 78738

(512) 519-0400

Attn: Corporate Secretary

$10,000,000 of Common Stock

715,990 Shares of Common Stock

PROSPECTUS SUPPLEMENT

March 28, 2023